Exhibit 10.1

PARTICIPANT AWARD AGREEMENT

March 1, 2011

[Name]

Dear [Name]:

Pursuant to the terms and conditions of the Company’s 2009 Long-Term Incentive Plan (the “Plan”) and the 2011 Volume and Efficiency Program (the “Program”), effective March 1, 2011, the Compensation Committee of the Board of Directors of EQT Corporation (the “Company”) grants you «Number Shares» Target Share Units (the “Award”), the value of which is determined by reference to the Company’s common stock. The terms and conditions of the Award, including, without limitation, vesting, allocation of Target Share Units among Performance Periods (as defined in the Program) and distribution, shall be governed by the provisions of the Program document attached hereto as Exhibit A, provided that the Award is also subject to the terms and limits included within the Plan.  The Compensation Committee retains the discretion to distribute the Award in cash, Company stock or any combination thereof.

The terms contained in the Plan and Program are hereby incorporated into and made a part of this Participant Award Agreement, and this Participant Award Agreement shall be governed by and construed in accordance with the Plan.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Participant Award Agreement, the provisions of the Plan shall be controlling and determinative.

You may access important information about the Company and the Plan on the Company’s website.  Copies of the Plan and Plan Prospectus can be found at www.eqt.com, by clicking on the “Employees” link on the main page and logging onto the “Employee info” page.  Copies of the Company’s most recent Annual Report on Form 10-K and Proxy Statement can be found by clicking on the “Investors” link on the main page and then “SEC Filings.” Paper copies of such documents are available upon request made to the Company’s Corporate Secretary.

Kimberly L. Sachse
For the Compensation Committee

The undersigned hereby acknowledges receipt of this Award granted on the date shown above, the terms of which are subject to the terms and conditions referenced above, and receipt of a copy of the Program document, and agrees to be bound by all the provisions hereof and thereof.

Signature:		Date:
[Name]